EXHIBIT 99.2
------------



                                 AMLI

                              RESIDENTIAL

     ------------------------------------------------------------

                          SECOND QUARTER 2002
               SUPPLEMENTAL OPERATING AND FINANCIAL DATA
     ------------------------------------------------------------




           [ graphics indicating property / caption reading
                 "AMLI at Bryan Place - Dallas, Texas.
                      Purchased in June 2002." ]



                   AMLI RESIDENTIAL PROPERTIES TRUST

                        125 South Wacker Drive

                              Suite 3100

                        Chicago, Illinois 60606

                         Phone: (312) 443-1477

                         Fax:  (312) 443-0909

                             www.amli.com
                             ------------


Certain matters discussed in this supplemental package and the conference call held in connection herewith are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters. The Company is making forward looking statements because it believes that investors, analysts, and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them. Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risk detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2001.

                                 AMLI
                              RESIDENTIAL


                                                   TABLE OF CONTENTS

                                                               Page
                                                               ----
SUMMARY INFORMATION

  Company Description and Investor Information. . . . . . . .      1
  Earnings Release. . . . . . . . . . . . . . . . . . . . . .      2
  Selected Financial and Operating Information. . . . . . . .      6
  Funds From Operations . . . . . . . . . . . . . . . . . . .     12
  Statements of Operations. . . . . . . . . . . . . . . . . .     14
  Balance Sheets. . . . . . . . . . . . . . . . . . . . . . .     18


DEBT AND PREFERRED SHARES

  Debt and Preferred Shares Summary . . . . . . . . . . . . .     20
  Debt Maturities . . . . . . . . . . . . . . . . . . . . . .     24


SAME STORE AND NOI DATA

  Quarterly Comparison of Same Store Communities. . . . . . .     26
  Quarterly Comparison of Components of NOI . . . . . . . . .     39


OTHER DATA

  Co-Investment Compensation. . . . . . . . . . . . . . . . .     45
  Service Companies Financial Information . . . . . . . . . .     47


PORTFOLIO

  Stabilized Communities. . . . . . . . . . . . . . . . . . .     50
  Development Summary . . . . . . . . . . . . . . . . . . . .     54
  Land Held for Development or Sale . . . . . . . . . . . . .     58

                           AMLI RESIDENTIAL

                          COMPANY DESCRIPTION
                         INVESTOR INFORMATION


AMLI Residential (or AMLI) is an integrated, self-managed real estate operating company, that was formed in February 1994 to continue and expand the multifamily property business previously conducted by AMLI Realty Co., our predecessor company, which has been in business since 1980. AMLI is structured as an UPREIT, or umbrella partnership real estate investment trust, and we own interests in properties and conduct our business through AMLI Residential Properties, L.P., (the Operating Partnership or OP). The sole general partner of the OP is AMLI Residential Properties Trust, a public company whose shares of beneficial interest are traded on the NYSE under the symbol "AML."

Our business is the development, acquisition and management of upscale apartment communities in the Southeast, Southwest, Midwest and Mountain regions of the United States. We also serve as an institutional advisor and asset manager for domestic and international, tax-exempt and taxable investors in connection with our joint venture co-investment business. A summary schedule of our investment communities is included in this Supplement.

We operate all of our communities under the AMLI<registered trademark> brand name, representing our commitment to high quality, exceptional service and superior value. We have corporate offices in Atlanta, Dallas, Indianapolis and Kansas City, in addition to our main office in Chicago. We employ approximately 875 people who are dedicated to our mission ... TO PROVIDE AN OUTSTANDING LIVING ENVIRONMENT FOR OUR RESIDENTS.

For additional information on AMLI, please visit our website at www.amli.com.

The following information is presented as a supplement to our other public reporting, including our Form 10-Q and Form 10-K, both or which can be found on our website or through the SEC's EDGAR database. We hope that the information contained herein is helpful to you. We encourage your feedback and any suggestions, which you believe will help us provide better disclosure to you. Please contact either of:


  Robert Chapman
  Executive Vice President & CFO  312.984.6845     rchapman@amli.com

  Sue Bersh
  Vice President -
    Corporate Communications      312.984.2607     sbersh@amli.com


Thank you for your interest in AMLI Residential.



                                  AML
                                LISTED
                                 NYSE


Second Quarter 2002                                         Page 1
Supplemental Information         AMLI Residential Properties Trust

AMLI RESIDENTIAL                       125 South Wacker Drive
                                       Chicago, Illinois  60606
                                       Phone:  312.443.1477
                                       Fax:    312.443.0909
                                       www.amli.com

PRESS RELEASE

For Immediate Release       For More Information, Contact:
July 30, 2002               Robert J. Chapman, Chief Financial Officer
                            (312) 984-6845


            AMLI RESIDENTIAL ANNOUNCES SECOND QUARTER 2002
                OPERATING RESULTS AND DECLARES DIVIDEND


(CHICAGO, IL) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today operating results for the second quarter ended June 30, 2002.

EARNINGS
--------

Funds From Operations ("FFO") for the second quarter 2002 were $16,105,000, or $0.62 per common share, compared to $16,162,000, or $0.65 per common share, for the second quarter 2001, a per share decrease of 4.6%. FFO is consistent with First Call's current estimate and the Company's recently revised guidance. FFO for the six months ended June 30, 2002 was $31,933,000, or $1.23 per share, compared to $31,393,000, or $1.26 per share, for the six months ended June 30, 2001, a per share decrease of 2.4%.

"As noted in our press release last week, results for the quarter were negatively impacted by weaker than expected property operations," commented Allan J. Sweet, AMLI President. "Several of our markets actually performed relatively well for the first six months of this year, compared to either last year's numbers or our current year's expectations; however, rental revenues in Dallas, which is our largest market, and in Austin, for example, dropped dramatically from collections in May. Continuing weakness in Atlanta, our second largest market, has been consistent with our expectations."

Net income for the three and six months ended June 30, 2002 was $7,291,000 and $13,951,000, respectively, as compared to $14,225,000 and $20,630,000, respectively, in the year earlier periods. Diluted Earnings Per Share ("EPS") for the quarter ended June 30, 2002 was $0.29, compared to $0.67 for the comparable period of 2001, a decrease of 56.7%, which was primarily attributable to a large gain from the sale of a community last year. Additionally, Operating EPS was $0.26 per diluted share for the quarter ended June 30, 2002, as compared to $0.28 per diluted share for the quarter ended June 30, 2001. For the six months ended June 30, 2002, EPS was $0.54 compared to $0.96 for the comparable period of 2001, a decrease of 43.8%, and Operating EPS was $0.52 compared to $0.54 for the comparable period of 2001, a decrease of 3.7%. "Operating EPS" includes the operating results for properties whose operating results are reported as "Discontinued Operations" under GAAP.

SAME COMMUNITY RESULTS
----------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%) for the quarter ended June 30, 2002 versus the prior year's quarter, total property revenues decreased 3.3%, operating expenses increased 0.1%, and net operating income ("NOI") decreased 5.4%. Weighted average occupancy, quarter over comparable quarter, decreased from 92.2% to 92.0%, while the weighted average rental rate decreased by 2.7%.


Second Quarter 2002                                         Page 2
Supplemental Information         AMLI Residential Properties Trust

OTHER OPERATING RESULTS
-----------------------

Total property revenues, including both wholly-owned communities and co-investment communities (at 100%) were $69,191,000 and $137,095,000, respectively, for the quarter and six months ended June 30, 2002, as compared with $69,676,000 and $137,195,000 for the comparable period in 2001, a 0.7% and 0.1% decrease, respectively.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarter and six months ended June 30, 2002 were $25,910,000 and $51,125,000, respectively, representing decreases of 2.4% and 1.5%, respectively, from the same period last year.


SECOND QUARTER ACTIVITIES
--------------------------

During the second quarter, AMLI:

     . Broke ground on AMLI Downtown Austin, a mixed-used development containing 220 apartment homes, a parking garage and retail space, in downtown Austin, Texas.

     . Purchased AMLI at Bryan Place, a 420-unit luxury apartment community in Dallas, Texas, in a joint venture with an existing institutional partner.

     .     Acquired AMLI Upper West Side, a 194-unit community in Fort
           Worth, Texas.

     . Completed the initial lease-up and stabilization of AMLI at Mill Creek in Gwinnett County, Georgia and closed on an $18 million first mortgage permanent loan.

     . Sold AMLI at Champions Park and AMLI at Champions Centre in Houston, Texas. Both communities were owned in a joint venture. In addition to AMLI's 15% share of the net sale proceeds, AMLI received disposition fees of $239,000.

     . Increased the mortgage financing on AMLI at Chevy Chase, a 592-unit community in suburban Chicago owned by a joint venture. As a result of the refinancing, AMLI received a promoted interest distribution of approximately $725,000 in excess of its 33% ownership, which has been treated by AMLI as a return of capital and is expected to be recognized as income when the property is ultimately sold. Additionally, AMLI is now entitled to receive 40% of all future cash flow distributions and 50% of any future distributions of sale or refinancing proceeds from this partnership.

     . Modified mortgages on two wholly-owned communities that reduced the interest rates, extended the maturities, and provided additional proceeds of approximately $12,000,000.


SUBSEQUENT EVENT
----------------

AMLI currently expects to close the sale of AMLI at Greenwood Forest, a 316-unit co-investment community, on August 1, 2002. In connection with the sale, AMLI will receive a disposition fee of $403,000.







Second Quarter 2002                                         Page 3
Supplemental Information         AMLI Residential Properties Trust

ACCOUNTING FOR SHARE OPTIONS
----------------------------

Yesterday, AMLI's Board of Trustees approved management's decision to change AMLI's policy for accounting for share options. In accordance with the rules governing the accounting for such a change, AMLI will commence reporting the value of share options awarded subsequent to January 1, 2002 as a charge against earnings and FFO. The accounting for options issued prior to 2002 is unaffected by this change, and AMLI anticipates that there will be no material effect on its 2002 results of operations.


COMMON SHARE REPURCHASE AUTHORIZATIONS
--------------------------------------

During the period from July 25, through July 29, 2002, AMLI repurchased on the open market 130,500 of its common shares at an average price of $21.62 per share pursuant to its previously announced 500,000 Common Share Repurchase Program, so that shares repurchased under this authorization now total 350,900. Yesterday, AMLI's Board of Trustees replaced the remaining 149,100 share authorization with a new 1,500,000 share authorization. AMLI anticipates acquiring shares under this new authorization from time to time as market conditions warrant.


OUTLOOK
-------

As stated in the Company's revised guidance issued last week, AMLI's current expectation for full year 2002 FFO per share is in the range of $2.42 to $2.48 per share. AMLI anticipates that full year Operating EPS for 2002 will be in the range of $1.01 to $1.07. The Company anticipates that previous FFO guidance for 2003 of $2.75 to $2.85 per share is no longer likely and will issue revised guidance at a later date this year.


DIVIDEND
--------

Yesterday, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on August 20, 2002 to all common shareholders of record as of August 9, 2002 and is based on an annual dividend rate of $1.92 per common share.


CONFERENCE CALL
---------------

AMLI will hold a conference call on Wednesday, July 31, 2002 at 3:30 p.m. ET to review these results. The call may be joined by calling 877-601-5719 -- Passcode: AMLI. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website (www.amli.com/ comp/) and at www.streetevents.com.


SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The Second Quarter Supplemental Information is available in the 'Company Info' section on our website (www.amli.com/comp/) under 'Shareholder Reports.'







Second Quarter 2002                                         Page 4
Supplemental Information         AMLI Residential Properties Trust

ABOUT AMLI
----------

The AMLI<registered trademark> portfolio currently includes 73 apartment communities containing 28,352 apartment homes, with an additional 2,757 apartment homes under development or in lease-up in eight locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain Regions areas of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 875 people who are dedicated to achieving AMLI's mission -- Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.


FORWARD LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in the Company's SEC reports, including the annual report on form 10-K for the year ended December 31, 2001.


                           #    #    #    #










Second Quarter 2002                                         Page 5
Supplemental Information         AMLI Residential Properties Trust


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                        -------------------------------------------------------------
                                            June 30,    March 31,    Dec. 31,   Sept. 30,   June 30,
                                              2002        2002        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------

REVENUES
--------

TOTAL REVENUES
Consolidated (a). . . . . . . . . . . . .  $   31,112      30,124      30,829      33,003      31,148
Combined, including share of
  partnerships (b). . . . . . . . . . . .      42,853      41,520      41,775      44,848      43,012

TOTAL PROPERTY REVENUES
Consolidated. . . . . . . . . . . . . . .      27,537      27,374      27,296      27,824      27,523
Combined, including share of
  partnerships. . . . . . . . . . . . . .      40,615      40,104      40,199      41,174      40,997
Combined, including partnerships
  at 100% . . . . . . . . . . . . . . . .      69,191      67,904      68,114      70,003      69,676


EARNINGS
--------

EBITDA
  Consolidated. . . . . . . . . . . . . .      22,347      21,774      20,911      23,826      22,823
  Combined, including share of
    partnerships. . . . . . . . . . . . .      25,910      25,215      24,323      27,378      26,547
FFO . . . . . . . . . . . . . . . . . . .      16,105      15,828      14,901      16,848      16,162
AFFO. . . . . . . . . . . . . . . . . . .      14,646      14,601      13,635      15,452      13,474
Operating earnings. . . . . . . . . . . .       5,820       5,516       4,604       7,158       5,928
Net income. . . . . . . . . . . . . . . .       5,345       4,578       3,815      17,611      12,592
Dividends (c) . . . . . . . . . . . . . .      12,432      12,286      11,985      11,751      11,686








                                                      6




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                        -------------------------------------------------------------
                                            June 30,    March 31,    Dec. 31,   Sept. 30,   June 30,
                                              2002        2002        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------
PER SHARE DATA - DILUTED
------------------------

FFO . . . . . . . . . . . . . . . . . . .  $     0.62        0.61        0.58        0.67        0.65
AFFO. . . . . . . . . . . . . . . . . . .        0.56        0.56        0.53        0.61        0.54
Operating earnings. . . . . . . . . . . .        0.26        0.25        0.21        0.33        0.28
Net income allocable to common shares . .        0.29        0.25        0.21        0.89        0.67
Common dividends. . . . . . . . . . . . .        0.48        0.48        0.48        0.47        0.47
FFO payout ratio (based on per
  share amounts). . . . . . . . . . . . .       77.7%       78.8%       82.8%       70.3%       72.8%
AFFO payout ratio (based on per
  share amounts). . . . . . . . . . . . .       85.4%       85.6%       90.6%       76.5%       87.4%


NUMBER OF APARTMENT HOMES
-------------------------

STABILIZED COMMUNITIES

Wholly-owned. . . . . . . . . . . . . . .      12,441      12,247      12,247      12,247      12,079
Partnerships. . . . . . . . . . . . . . .      15,911      15,011      15,011      14,579      15,067
                                           ----------  ----------  ----------  ----------  ----------
                                               28,352      27,258      27,258      26,826      27,146
                                           ----------  ----------  ----------  ----------  ----------

COMMUNITIES UNDER DEVELOPMENT
 AND/OR LEASE-UP

Wholly-owned. . . . . . . . . . . . . . .         542         322         322         322        --
Partnerships. . . . . . . . . . . . . . .       2,215       2,615       2,615       2,737       2,217
                                           ----------  ----------  ----------  ----------  ----------
                                                2,757       2,937       2,937       3,059       2,217
                                           ----------  ----------  ----------  ----------  ----------

Total . . . . . . . . . . . . . . . . . .      31,109      30,195      30,195      29,885      29,363
                                           ==========  ==========  ==========  ==========  ==========


See notes on following pages.

                                                      7


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            June 30,    March 31,   Dec. 31,    Sept. 30,   June 30,
                                              2002        2002        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------
CAPITALIZATION
--------------

REAL ESTATE AT COST, BEFORE DEPRECIATION
Consolidated. . . . . . . . . . . . . . .  $  735,699     745,906     744,411     743,111     696,346
Combined, including share of
  partnerships. . . . . . . . . . . . . .   1,142,647   1,116,239   1,114,576   1,105,640   1,074,009
Combined, including partnerships
  at 100% . . . . . . . . . . . . . . . .   1,954,652   1,864,965   1,862,901   1,862,901   1,822,852

TOTAL ASSETS
Consolidated. . . . . . . . . . . . . . .     964,800     915,344     919,002     912,987     915,048
Combined, including share of
  partnerships. . . . . . . . . . . . . .   1,161,962   1,112,731   1,120,158   1,111,033   1,121,990

DEBT
Consolidated. . . . . . . . . . . . . . .     450,268     405,126     399,309     408,475     429,489
Combined, including share of
  partnerships. . . . . . . . . . . . . .     648,965     592,300     586,137     595,174     625,061

SHARE INFORMATION
common shares outstanding . . . . . . . .  18,120,296  18,110,659  17,840,368  17,847,398  17,814,037
Preferred shares outstanding (d). . . . .   4,025,000   4,025,000   4,275,000   3,475,000   3,475,000
Operating Partnership units
  outstanding(e). . . . . . . . . . . . .   3,655,364   3,664,396   3,664,396   3,684,866   3,602,195
                                           ----------  ---------- ----------- ----------- -----------
Total shares and units outstanding. . . .  25,800,660  25,800,055  25,779,764  25,007,264  24,891,232
                                           ==========  ========== =========== =========== ===========

Weighted average shares and units
  outstanding . . . . . . . . . . . . . .  25,800,241  25,787,270  25,518,607  24,960,829  24,876,109

Share price, end of period. . . . . . . .  $    26.00       25.22       25.22       23.60       24.60



                                                      8





AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            June 30,    March 31,   Dec. 31,    Sept. 30,   June 30,
                                              2002        2002        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------

EQUITY MARKET CAPITALIZATION                  670,817     650,677     650,166     590,171     612,324

MARKET CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .   1,121,085   1,055,803   1,049,475     998,646   1,041,813
Combined, including shares of
  partnerships. . . . . . . . . . . . . .   1,319,782   1,242,977   1,236,317   1,185,359   1,237,400
Combined,including partnerships at 100% .   2,334,010   2,179,544   2,187,099   2,119,787   2,171,828


DEBT SERVICE (f)
----------------

INTEREST EXPENSE

Consolidated. . . . . . . . . . . . . . .       6,084       5,800       5,858       6,824       6,352
Combined, including share of partnerships       9,602       9,197       9,205      10,328      10,027

CAPITALIZED INTEREST

Consolidated. . . . . . . . . . . . . . .         962       1,054         981       1,100       1,047
Combined, including share
  of partnerships . . . . . . . . . . . .       1,003       1,072       1,004       1,145       1,072

SCHEDULED PRINCIPAL PAYMENTS
(normal amortization)

Consolidated. . . . . . . . . . . . . . .       1,105       1,183       1,166       1,014         753
Combined, including share of partnerships       1,583       1,786       1,704       1,501       1,313



See notes on following pages.






                                                      9


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            June 30,    March 31,   Dec. 31,    Sept. 30,   June 30,
                                              2002        2002        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------
OPERATIONAL RATIOS
------------------

EBITDA, AS PERCENT OF TOTAL MARKET
 CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .        8.0%        8.2%        8.0%        9.5%        8.8%
Combined, including share of
  unconsolidated affiliates . . . . . . .        7.9%        8.1%        7.9%        9.2%        8.6%

INTEREST COVERAGE
Consolidated. . . . . . . . . . . . . . .         3.7         3.8         3.6         3.5         3.6
Combined, including share of partnerships         2.7         2.7         2.6         2.7         2.6

FIXED CHARGE COVERAGE (g)
Consolidated. . . . . . . . . . . . . . .         2.8         2.8         2.6         2.8         2.9
Combined, including share of partnerships         2.2         2.2         2.2         2.3         2.3


FINANCIAL RATIOS
----------------

DEBT TO TOTAL MARKET CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .       40.2%       38.4%       38.0%       40.9%       41.2%
Combined, including share of
  unconsolidated affiliates . . . . . . .       49.2%       47.7%       47.4%       50.2%       50.5%

DEBT TO TOTAL ASSETS, AT COST
 (before depreciation)
Consolidated. . . . . . . . . . . . . . .       41.9%       39.6%       38.9%       40.2%       42.5%
Combined, including share of partnerships       49.7%       47.2%       46.7%       48.1%       50.3%








                                                     10




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)




Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Includes dividends paid on all common and preferred shares.

     (d)   Included all preferred shares convertible to common shares.

     (e)   Represents Minority Interest on the Company's Balance Sheets.

     (f)   Excludes amortization of deferred and other financing costs.

     (g)   Includes interest expense and preferred dividends and excludes principal amortization.
























                                                     11

AMLI RESIDENTIAL                             FUNDS FROM OPERATIONS
                                                         Unaudited
                     (Dollars in thousands, except for share data)



                                              Three Months Ended
                                                    June 30
                                            -----------------------
                                                2002        2001
                                             ----------  ----------

Company's share of communities' EBITDA (a).  $   25,804      26,408

Interest from and share of Services
  Companies' FFO (b). . . . . . . . . . . .         (24)        394
Other interest and Other. . . . . . . . . .          83         466
Co-investment fee income (c). . . . . . . .       1,260         429
General and administrative. . . . . . . . .      (1,213)     (1,151)
                                             ----------  ----------

EARNINGS BEFORE INTEREST, TAXES,
 DEPRECIATION AND AMORTIZATION (EBITDA) . .      25,910      26,546
                                             ----------  ----------

INTEREST EXPENSE (d)
Wholly-owned communities and portfolio
  debt. . . . . . . . . . . . . . . . . . .      (6,242)     (6,661)
Share of partnership communities. . . . . .      (3,563)     (3,723)
                                             ----------  ----------

                                                 (9,805)    (10,384)
                                             ----------  ----------

FUNDS FROM OPERATIONS (FF0) . . . . . . . .      16,105      16,162

CAPITAL EXPENDITURES PAID FROM FFO
Wholly-owned communities. . . . . . . . . .      (1,159)     (2,438)
Share of partnership communities. . . . . .        (300)       (250)
                                             ----------  ----------

                                                 (1,459)     (2,688)
                                             ----------  ----------

ADJUSTED FUNDS FROM OPERATIONS (AFFO) . . .  $   14,646      13,474
                                             ==========  ==========

Notes:

     (a)   Includes discontinued operations.  See pages 40 and 43.

     (b) Includes share of income before goodwill amortization of $104 for the quarter ended June 30, 2001. See page 47.

     (c)   See page 47.

     (d)   Includes amortization of deferred and other financing costs.

AMLI RESIDENTIAL                             FUNDS FROM OPERATIONS
                                                         Unaudited
                     (Dollars in thousands, except for share data)



                                                Six Months Ended
                                                    June 30
                                            -----------------------
                                                2002        2001
                                             ----------  ----------

Company's share of communities'
  EBITDA (a). . . . . . . . . . . . . . . .  $   51,838      52,468

Interest from and share of Services
  Companies' FFO (b). . . . . . . . . . . .        (254)         95
Other interest and Other. . . . . . . . . .         337         943
Co-investment fee income (c). . . . . . . .       1,957       1,053
General and administrative. . . . . . . . .      (2,753)     (2,669)
                                             ----------  ----------

EARNINGS BEFORE INTEREST, TAXES,
 DEPRECIATION AND AMORTIZATION (EBITDA) . .      51,125      51,890
                                             ----------  ----------

INTEREST EXPENSE (d)
Wholly-owned communities and portfolio
  debt. . . . . . . . . . . . . . . . . . .     (12,188)    (13,224)
Share of partnership communities. . . . . .      (7,004)     (7,273)
                                             ----------  ----------

                                                (19,192)    (20,497)
                                             ----------  ----------

FUNDS FROM OPERATIONS (FF0) . . . . . . . .      31,933      31,393

CAPITAL EXPENDITURES PAID FROM FFO
Wholly-owned communities. . . . . . . . . .      (2,164)     (3,437)
Share of partnership communities. . . . . .        (522)       (461)
                                             ----------  ----------

                                                 (2,686)     (3,898)
                                             ----------  ----------

ADJUSTED FUNDS FROM OPERATIONS (AFFO) . . .  $   29,247      27,495
                                             ==========  ==========


Notes:

     (a)   Includes discontinued operations.  See pages 40 and 43.

     (b) Includes share of income before goodwill amortization of $207 for the six months ended June 30, 2001. See page 47.

     (c)   See page 47.

     (d)   Includes amortization of deferred and other financing costs.
           No interest expense is associated with discontinued operations.


AMLI RESIDENTIAL                                                              STATEMENTS OF OPERATIONS
                                                                            Three Months Ended June 30
                                                                     (Unaudited, dollars in thousands)

                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------
REVENUES
Property revenues . . . . . . . . . . . . . . . . . .  $   27,538      27,523      40,615      40,997
Interest and share of income (loss) from the
  Service Companies . . . . . . . . . . . . . . . . .         (24)        291         (24)        291
Other interest and Other (c). . . . . . . . . . . . .          83         326       1,133       1,153
Income from partnerships. . . . . . . . . . . . . . .       2,255       2,439       --          --
Co-investment fee income. . . . . . . . . . . . . . .       1,260         569       1,129         570
                                                       ----------  ----------  ----------  ----------
                                                           31,112      31,148      42,853      43,011
                                                       ----------  ----------  ----------  ----------
EXPENSES
Property operating expenses . . . . . . . . . . . . .      11,267      11,034      16,451      16,169
Interest and amortization of deferred and
  other financing costs . . . . . . . . . . . . . . .       6,242       6,661       9,805      10,415
Depreciation. . . . . . . . . . . . . . . . . . . . .       5,248       5,328       8,196       8,215
General and administrative. . . . . . . . . . . . . .       1,213       1,151       1,259       1,237
                                                       ----------  ----------  ----------  ----------
                                                           23,970      24,174      35,711      36,037
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
 SHARE OF GAINS ON SALES OF PROPERTIES. . . . . . . .       7,142       6,974       7,142       6,974
Gain on sale of residential
  property including share of gains
  on sales of partnership's properties. . . . . . . .         605       9,249         605       9,249
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .       7,747      16,223       7,747      16,223
Minority interest . . . . . . . . . . . . . . . . . .         975       2,486         975       2,486
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS . . . . . . . . . .       6,772      13,737       6,772      13,737
                                                       ----------  ----------  ----------  ----------
Income from discontinued operations,
  net of minority interest (d). . . . . . . . . . . .         519         488         519         488
Gain on sale of discontinued operations,
  net of minority interest. . . . . . . . . . . . . .       --          --          --          --
                                                       ----------  ----------  ----------  ----------
INCOME FROM DISCONTINUED OPERATIONS,
  NET OF MINORITY INTEREST. . . . . . . . . . . . . .         519         488         519         488
                                                       ----------  ----------  ----------  ----------

                                                     14




AMLI RESIDENTIAL                                                  STATEMENTS OF OPERATIONS - CONTINUED
                                                                            Three Months Ended June 30
                                                                     (Unaudited, dollars in thousands)


                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------

NET INCOME. . . . . . . . . . . . . . . . . . . . . .       7,291      14,225       7,291      14,225
Net income attributable to preferred shares . . . . .       1,946       1,633       1,946       1,633
                                                       ----------  ----------  ----------  ----------
Net Income attributable to common shares. . . . . . .  $    5,345      12,592       5,345      12,592
                                                       ==========  ==========  ==========  ==========

INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .       7,747      16,223       7,747      16,223
Income from discontinued operations before
  minority interest . . . . . . . . . . . . . . . . .         624         587         624         587

Add: Depreciation
  Wholly-owned communities including
    discontinued operations . . . . . . . . . . . . .       5,371       5,554       5,371       5,554
  Share of partnership communities. . . . . . . . . .       2,968       2,944       2,968       2,944
Less: Gains on sales of rental properties
  Wholly-owned communities. . . . . . . . . . . . . .       --          --          --          --
  Share of partnership communities. . . . . . . . . .        (605)     (9,249)       (605)     (9,249)
Share of Service Companies' amortization of goodwill.       --            103       --            103
                                                       ----------  ----------  ----------  ----------
FUNDS FROM OPERATIONS . . . . . . . . . . . . . . . .  $   16,106      16,162      16,106      16,162
                                                       ==========  ==========  ==========  ==========

Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Combined includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the
           Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.

     (d)   No interest expense is associated with discontinued operations.

                                                     15


AMLI RESIDENTIAL                                                              STATEMENTS OF OPERATIONS
                                                                              Six Months Ended June 30
                                                                     (Unaudited, dollars in thousands)

                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------
REVENUES
Property revenues . . . . . . . . . . . . . . . . . .  $   54,912      54,571      80,719      80,871
Interest and share of income (loss) from the
  Service Companies . . . . . . . . . . . . . . . . .        (254)       (112)       (254)       (113)
Other interest and Other (c). . . . . . . . . . . . .         447         803       2,060       2,281
Income from partnerships. . . . . . . . . . . . . . .       4,284       4,734       --          --
Co-investment fee income. . . . . . . . . . . . . . .       1,847       1,193       1,847       1,194
                                                       ----------  ----------  ----------  ----------
                                                           61,236      61,189      84,373      84,233
                                                       ----------  ----------  ----------  ----------
EXPENSES
Property operating expenses . . . . . . . . . . . . .      21,698      21,376      31,932      31,435
Interest and amortization of deferred and
  other financing costs . . . . . . . . . . . . . . .      12,188      13,224      19,192      20,529
Depreciation. . . . . . . . . . . . . . . . . . . . .      10,426      10,221      16,233      15,814
General and administrative. . . . . . . . . . . . . .       2,753       2,669       2,845       2,756
                                                       ----------  ----------  ----------  ----------
                                                           47,065      47,490      70,202      70,534
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
 SHARE OF GAINS ON SALES OF PROPERTIES. . . . . . . .      14,171      13,699      14,171      13,699
Gains on sale of residential property including
  share of gains on sales of partnership's
  properties. . . . . . . . . . . . . . . . . . . . .         605       9,249         605       9,249
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .      14,776      22,948      14,776      22,948
Minority interest . . . . . . . . . . . . . . . . . .       1,816       3,324       1,816       3,324
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS . . . . . . . . . .      12,960      19,624      12,960      19,624
                                                       ----------  ----------  ----------  ----------
Income from discontinued operations,
  net of minority interest (d). . . . . . . . . . . .         991       1,006         991       1,006
Gain on sale of discontinued operations,
  net of minority interest. . . . . . . . . . . . . .       --          --          --          --
                                                       ----------  ----------  ----------  ----------
INCOME FROM DISCONTINUED OPERATIONS,
  NET OF MINORITY INTEREST. . . . . . . . . . . . . .         991       1,006         991       1,006
                                                       ----------  ----------  ----------  ----------

                                                     16




AMLI RESIDENTIAL                                                  STATEMENTS OF OPERATIONS - CONTINUED
                                                                              Six Months Ended June 30
                                                                     (Unaudited, dollars in thousands)


                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------

NET INCOME. . . . . . . . . . . . . . . . . . . . . .      13,951      20,630      13,951      20,630
Net income attributable to preferred shares . . . . .       4,028       3,266       4,028       3,266
                                                       ----------  ----------  ----------  ----------
Net income attributable to common shares. . . . . . .  $    9,923      17,364       9,923      17,364
                                                       ==========  ==========  ==========  ==========

INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .      14,776      22,948      14,776      22,948
Income from discontinued operations before
  minority interest . . . . . . . . . . . . . . . . .       1,193       1,207       1,193       1,207

Add: Depreciation
  Wholly-owned communities including
    discontinued operations . . . . . . . . . . . . .      10,733      10,640      10,733      10,640
  Share of partnership communities. . . . . . . . . .       5,836       5,640       5,836       5,640
Less: Gains on sales of rental properties
  Wholly-owned communities. . . . . . . . . . . . . .       --          --          --          --
  Share of partnership communities. . . . . . . . . .        (605)     (9,249)       (605)     (9,249)
Share of Service Companies' amortization of goodwill.       --            207       --            207
                                                       ----------  ----------  ----------  ----------
FUNDS FROM OPERATIONS . . . . . . . . . . . . . . . .  $   31,933      31,393      31,933      31,393
                                                       ==========  ==========  ==========  ==========

Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Combined includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the
           Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.

     (d)   No interest expense is associated with discontinued operations.

                                                     17


AMLI RESIDENTIAL                                                                        BALANCE SHEETS
                                                                     (Unaudited, dollars in thousands)


                                                     Consolidated (a)               Combined (b)
                                                -------------------------   -------------------------
                                                  June 30,   December 31,     June 30,   December 31,
                                                    2002         2001           2002         2001
                                                 ----------  ------------    ----------  ------------

ASSETS
Rental apartments
  Land. . . . . . . . . . . . . . . . . . . .    $   99,013        99,784       155,011       150,187
  Depreciable property. . . . . . . . . . . .       636,686       644,627       987,635       964,389
                                                 ----------    ----------    ----------    ----------
                                                    735,699       744,411     1,142,647     1,114,576
Less:  Accumulated depreciation . . . . . . .      (110,733)     (107,139)     (143,763)     (135,052)
                                                 ----------    ----------    ----------    ----------
                                                    624,966       637,272       998,884       979,524

Rental property held for sale, net of
  accumulated depreciation. . . . . . . . . .        20,401         --           20,401         --
Land held for development or sale . . . . . .        24,372        47,611        24,372        47,611
Rental apartments under development . . . . .        25,477        10,392        59,628        41,477

Investment in partnerships (c). . . . . . . .       221,487       184,270         --            --

Cash and cash equivalents . . . . . . . . . .         4,129         5,892        11,394        14,093
Notes and advances to the Service Companies .        26,379        15,161        26,379        14,824
Other assets and deferred expenses, net . . .        17,589        18,404        20,904        22,629
                                                 ----------    ----------    ----------    ----------
                                                 $  964,800       919,002     1,161,962     1,120,158
                                                 ==========    ==========    ==========    ==========















                                                     18




AMLI RESIDENTIAL                                                            BALANCE SHEETS - CONTINUED
                                                                     (Unaudited, dollars in thousands)



                                                     Consolidated (a)               Combined (b)
                                                -------------------------   -------------------------
                                                  June 30,   December 31,     June 30,   December 31,
                                                    2002         2001           2002         2001
                                                 ----------  ------------    ----------  ------------
LIABILITIES
Debt. . . . . . . . . . . . . . . . . . . . .    $  450,268       399,309       648,965       586,137
Distributions in excess of investments in
  and earnings from partnerships. . . . . . .    $    4,514         --            4,514         --
Accrued expenses and other liabilities. . . .        25,831        27,943        24,296        42,272
                                                 ----------    ----------    ----------    ----------
TOTAL LIABILITIES . . . . . . . . . . . . . .       480,613       427,252       677,775       628,408
                                                 ----------    ----------    ----------    ----------

Mandatorily redeemable convertible
  preferred shares. . . . . . . . . . . . . .        93,247        93,287        93,247        93,287

Minority interest . . . . . . . . . . . . . .        66,433        68,186        66,433        68,186

Total Shareholders' Equity. . . . . . . . . .       324,507       330,277       324,507       330,277
                                                 ----------    ----------    ----------    ----------
  TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY. . . . . . . . . . .    $  964,800       919,002     1,161,962     1,120,158
                                                 ==========    ==========    ==========    ==========





Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   See details in the Company's SEC Form 10-Q.





                                                     19


AMLI RESIDENTIAL                                                     DEBT AND PREFERRED SHARES SUMMARY
                                                                                         June 30, 2002
                                                                     (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                            Weighted
                                            Average    Years to
Type of                          Percent    Interest   Maturity                                  Variable
of Indebtedness       Balance    of Total   Rate (c)     (d)      Secured   Unsecured   Fixed      (e)
---------------       --------   --------   --------   --------   --------  ---------  --------  --------
Conventional
  mortgages . . . . . $312,018      69.3%       7.1%        6.9    312,018      --      312,018     --
Construction
  financing . . . . .    --          --        --         --         --                             --
Tax-exempt debt . . .   50,250      11.2%       2.6%        0.3      9,500     40,750     --       50,250
Credit facilities
  (f) . . . . . . . .   88,000      19.5%       5.6%        1.4      --        88,000     --       88,000
                      --------    -------    -------    -------    -------    -------   -------   -------
    Total . . . . . . $450,268     100.0%       6.3%        5.1    321,518    128,750   312,018   138,250
                      ========    =======    =======    =======    =======    =======   =======   =======
  Percent of total. .                                                71.4%      28.6%       69%       31%
                                                                   =======    =======   =======   =======

COMBINED DEBT, INCLUDING SHARE OF PARTNERSHIPS (b)
--------------------------------------------------
                                            Weighted
                                            Average    Years to
Type of                          Percent    Interest   Maturity                                  Variable
of Indebtedness       Balance    of Total   Rate (c)     (d)      Secured   Unsecured   Fixed      (e)
---------------       --------   --------   --------   --------   --------  ---------  --------  --------

Conventional
  mortgages . . . . . $504,205      77.7%       7.2%        7.0    504,205      --      504,205     --
Construction
  financing . . . . .    6,510       1.0%       3.8%        1.4      6,510                --        6,510
Tax-exempt debt . . .   50,250       7.7%       2.6%        0.3      9,500     40,750     --       50,250
Credit facilities
  (f) . . . . . . . .   88,000      13.6%       5.6%        1.4      --        88,000     --       88,000
                      --------    -------    -------    -------    -------    -------   -------   -------
    Total . . . . . . $648,965     100.0%       6.6%        5.7    520,215    128,750   504,205   144,760
                      ========    =======    =======    =======    =======    =======   =======   =======
  Percent of total. .                                                80.2%      19.8%       78%       22%
                                                                   =======    =======   =======   =======

See notes on the following page.

                                                     20


AMLI RESIDENTIAL                                                     DEBT AND PREFERRED SHARES SUMMARY
                                                                                         June 30, 2002
                                                                     (Unaudited, dollars in thousands)

PREFERRED SHARES
----------------

                                                        Number of         Out-                  Current
                             Date          Original     Shares at       standing   Dividend    Liquidation
Security                   of Issue         Issue       Issuance         Shares      Rate      Preference
----------------------     ---------       --------     ---------       --------   --------    -----------

Convertible Preferred
  Series A                   1/30/96       $ 20,000     1,200,000        100,000      (g)            2,022

Convertible Preferred
  Series B                     (h)           75,000     3,125,000      3,125,000      (i)           76,500

Convertible Preferred
  Series D (j)              10/31/01         20,000       800,000        800,000      (k)           20,433



Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   The Weighted Average Interest Rate for variable rate debt reflects (i) the variable rate in effect on the last day of the period (ii) the effective fixed interest rates on swaps and (iii) each financing's respective lender credit spread.

     (d)   Years to Maturity reflects the expiration date of the credit enhancements supporting tax-exempt debt, not the actual maturity dates of the bond, which are in 2024.







                                                     21


AMLI RESIDENTIAL                                         DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                         June 30, 2002
                                                                     (Unaudited, dollars in thousands)

     (e)   The following summarizes interest rate limitation and swap contracts associated with the Credit
           Facilities:


                                                                          Fixed Rate,
                                                                           Excluding
                                                                            Lender
     Type of                                                Notional        Credit           Term of
     Contract      Counterparty                              Amount         Spread          Contract
     --------      ------------                             --------      -----------    ---------------
     Swap          Merrill Lynch Capital Services, Inc.       10,000           6.216%    11/2/97  - 11/1/02
     Swap          Merrill Lynch Capital Services, Inc.       10,000           6.029%    11/2/97  - 11/1/02
     Swap          Merrill Lynch Capital Services, Inc.       20,000           6.145%    2/16/98  - 2/15/03
     Swap          Wachovia Bank, N.A.                        10,000           6.070%    2/19/98  - 2/18/03
     Swap          Harris Trust & Savings Bank                15,000           6.405%    9/21/99  - 9/20/04
     Swap          Harris Trust & Savings Bank                10,000           6.438%    10/4/99  - 10/4/04
                                                             -------
                                                              75,000
                                                             -------

           The following summarizes interest rate swap contracts associated with the construction financing of AMLI at Seven Bridges, in which the Company owns a 20% interest:




















                                                     22

AMLI RESIDENTIAL                                         DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                         June 30, 2002
                                                                     (Unaudited, dollars in thousands)

                                                                          Fixed Rate,
                                                                           Excluding
                                                                            Lender
     Type of                                                Notional        Credit           Term of
     Contract      Counterparty                              Amount         Spread          Contract
     --------      ------------                             --------      -----------   ----------------
     Swap          PNC Bank, N.A.                            $30,000           4.670%   1/10/03 - 7/10/03
     Swap          PNC Bank, N.A.                             50,000           4.670%   7/10/03 - 8/01/04

     (f)   The Credit Facilities provide for one additional one-year extension option.  The Company's unconsolidated subsidiaries have $14,000 borrowed under the Credit Facilities, which is not reflected in the amount above.  Such borrowings are guaranteed by the Company and reduce total availability under the line of credit.

     (g)   The dividend per share is equal to the common share dividend.

     (h)   Funded in three installments of $25 million each on 3/9/98, 6/30/98 and 9/30/98.

     (i)   The dividend per share is the greater of an annualized (i) $1.84 per share or (ii) the amount payable on the common shares.

     (j)   800,000 preferred shares were issued at $25 per share.  These shares may be converted to 720,721 common shares, reflecting a conversion price of $27.75 per common share.

     (k)   The dividend per share is the greater of an annualized (i) $2.1625 per share or (ii) the amount payable on the common shares.

















                                                     23


AMLI RESIDENTIAL                                                                       DEBT MATURITIES
                                                                                         June 30, 2002
                                                                     (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                                                                            Wtd. Average
                                                                                              Interest
                                                                                              Rate on
                    Scheduled          Due at                           Percent to            Maturing
Year               Amortization       Maturity          Total             Total                 Debt
----------         ------------      -----------     -----------        -----------         ------------
2002                  $  2,169          --                2,169               0.5%                 0.0%
2003                     4,076        124,690(c)        128,766              28.6%                 6.1%
2004                     3,775          6,970            10,745               2.4%                 7.7%
2005                     4,015         31,006            35,021               7.8%                 8.2%
2006                     3,130         35,372            38,502               8.6%                 7.8%
Thereafter              21,643        213,422(d)        235,065              52.2%                 5.7%
                      --------        -------           -------             ------                -----
    Total             $ 38,808        411,460           450,268             100.0%                 6.3%
                      ========        =======           =======             ======                =====
  Percent to Total        8.6%          91.4%            100.0%
                      ========        =======           =======


COMBINED DEBT, INCLUDING SHARE OF PARTNERSHIPS (b)
--------------------------------------------------
                                                                                            Wtd. Average
                                                                                              Interest
                                                                                              Rate on
                    Scheduled          Due at                           Percent to            Maturing
Year               Amortization       Maturity          Total             Total                 Debt
----------         ------------      -----------     -----------        -----------         ------------
2002                  $  3,296          3,543             6,839               1.1%                 3.9%
2003                     6,441        130,978(c)        137,419              21.2%                 6.2%
2004                     6,078         14,863            20,941               3.2%                 7.6%
2005                     6,436         33,973            40,409               6.2%                 7.8%
2006                    16,533         66,793            83,326              12.8%                 7.6%
Thereafter              23,077        336,954(d)        360,031              55.5%                 6.4%
                      --------        -------           -------             ------                -----
    Total             $ 61,861        587,104           648,965             100.0%                 6.6%
                      ========        =======           =======             ======                =====
  Percent to Total        9.5%          90.5%            100.0%
                      ========        =======           =======




                                                     24




AMLI RESIDENTIAL                                                           DEBT MATURITIES - CONTINUED
                                                                                         June 30, 2002
                                                                     (Unaudited, dollars in thousands)





Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   The Company's primary unsecured line of credit, which has a current maturity of November, 2003, provides for one additional one-year extension option.

     (d)   Includes Bonds which mature in 2024. The credit enhancements on $40,750 and $9,500 expire on
           October 15, 2002 and on December 18, 2002, respectively.



























                                                     25


AMLI RESIDENTIAL                                                                SAME STORE COMMUNITIES
                                                                            THREE MONTHS ENDED JUNE 30



OCCUPANCY AND RENTAL RATES
--------------------------

                                       Weighted Average Occupancy         Weighted Average Rental Rate
                                   ---------------------------------   ---------------------------------
                       Apartment                             Percent                             Percent
Market                   Homes        2002        2001       Change       2002        2001       Change
------                 ---------    --------    --------    --------    --------    --------    --------

Dallas                     7,216       92.4%       93.4%       -1.0%      $  781         783       -0.2%
Atlanta                    5,285       91.0%       93.5%       -2.7%         841         879       -4.3%
Austin                     2,797       91.7%       89.2%        2.8%         811         892       -9.1%
Houston                    1,433       92.1%       93.7%       -1.7%         967         915        5.7%
Indianapolis               1,752       92.6%       88.7%        4.5%         718         725       -1.0%
Kansas City                2,086       93.8%       90.4%        3.8%         795         860       -7.5%
Chicago                    2,760       92.2%       93.6%       -1.5%       1,054       1,066       -1.1%
Denver                       414       86.6%       86.3%        0.3%       1,092       1,113       -1.9%
                         -------      ------      ------      ------      ------      ------      ------

Total                     23,743       92.0%       92.2%       -0.2%      $  843         866       -2.7%
                         =======      ======      ======      ======      ======      ======      ======





















                                                     26


AMLI RESIDENTIAL                                                    SAME STORE COMMUNITIES - CONTINUED
                                                                            THREE MONTHS ENDED JUNE 30



REVENUES, EXPENSES AND NET OPERATING INCOME
(dollars in thousands)
-------------------------------------------


                          Revenues                      Expenses                 Net Operating Income
                ----------------------------  ---------------------------- -----------------------------
                                    Percent                       Percent                       Percent
Market            2002      2001    Change      2002      2001    Change      2002      2001    Change
------          --------  --------  --------  --------  --------  --------  --------  --------  --------

Dallas          $ 16,534    16,815     -1.7%     7,108     6,964      2.1%     9,426     9,851     -4.3%
Atlanta           12,779    13,916     -8.2%     4,683     4,980     -6.0%     8,096     8,935     -9.4%
Austin             6,712     7,049     -4.8%     2,996     3,215     -6.8%     3,716     3,834     -3.1%
Houston            4,058     3,855      5.3%     1,735     1,622      7.0%     2,323     2,233      4.0%
Indianapolis       3,726     3,687      1.1%     1,505     1,423      5.8%     2,221     2,264     -1.9%
Kansas City        4,988     5,049     -1.2%     1,752     1,718      2.0%     3,236     3,332     -2.9%
Chicago            8,609     8,964     -4.0%     3,330     3,082      8.0%     5,279     5,882    -10.2%
Denver             1,229     1,287     -4.5%       373       465    -19.8%       857       823      4.2%
                --------  --------  --------  --------  --------  --------  --------  --------  --------

Total           $ 58,636    60,623     -3.3%    23,482    23,470      0.1%    35,154    37,155     -5.4%
                ========  ========  ========  ========  ========  ========  ========  ========  ========





Notes:  Information shown is Combined, including share of partnership communities at 100%.












                                                     27


AMLI RESIDENTIAL                                                                SAME STORE COMMUNITIES
                                                                              SIX MONTHS ENDED JUNE 30



OCCUPANCY AND RENTAL RATES
--------------------------

                                       Weighted Average Occupancy         Weighted Average Rental Rate
                                    --------------------------------    --------------------------------
                       Apartment                             Percent                             Percent
Market                   Homes        2002        2001       Change       2002        2001       Change
------                 ---------    --------    --------    --------    --------    --------    --------

Dallas                     7,216       92.0%       93.2%       -1.2%      $  786         780        0.8%
Atlanta                    5,285       90.9%       93.4%       -2.7%         851         875       -2.7%
Austin                     2,797       91.7%       89.0%        3.1%         825         905       -8.8%
Houston                    1,433       91.6%       93.2%       -1.7%         966         905        6.7%
Indianapolis               1,752       91.5%       87.8%        4.3%         725         724        0.2%
Kansas City                2,086       91.9%       88.8%        3.5%         803         856       -6.2%
Chicago                    2,760       89.7%       94.2%       -4.8%       1,059       1,065       -0.6%
Denver                       414       88.0%       86.8%        1.3%       1,100       1,134       -3.0%
                         -------      ------      ------      ------      ------      ------      ------

Total                     23,743       91.3%       91.9%       -0.7%      $  850         865       -1.8%
                         =======      ======      ======      ======      ======      ======      ======





















                                                     28


AMLI RESIDENTIAL                                                    SAME STORE COMMUNITIES - CONTINUED
                                                                              SIX MONTHS ENDED JUNE 30



REVENUES, EXPENSES AND NET OPERATING INCOME
(dollars in thousands)
-------------------------------------------


                          Revenues                      Expenses                 Net Operating Income
                ----------------------------  ----------------------------  ----------------------------
                                    Percent                       Percent                       Percent
Market            2002      2001    Change      2002      2001    Change      2002      2001    Change
------          --------  --------  --------  --------  --------  --------  --------  --------  --------

Dallas          $ 33,037    33,205     -0.5%    14,042    13,756      2.1%    18,995    19,448     -2.3%
Atlanta           25,838    27,593     -6.4%     9,209     9,709     -5.1%    16,629    17,885     -7.0%
Austin            13,552    14,218     -4.7%     5,827     6,081     -4.2%     7,725     8,137     -5.1%
Houston            8,047     7,598      5.9%     3,407     3,193      6.7%     4,639     4,405      5.3%
Indianapolis       7,390     7,225      2.3%     2,867     2,727      5.1%     4,523     4,498      0.6%
Kansas City        9,885     9,846      0.4%     3,466     3,431      1.0%     6,419     6,415      0.1%
Chicago           16,953    17,821     -4.9%     6,328     6,021      5.1%    10,625    11,801    -10.0%
Denver             2,513     2,597     -3.2%       718       844    -14.9%     1,795     1,752      2.4%
                --------  --------  --------  --------  --------  --------  --------  --------  --------

Total           $117,215   120,103     -2.4%    45,866    45,762      0.2%    17,349    74,341     -4.0%
                ========  ========  ========  ========  ========  ========  ========  ========  ========





(a)  Information shown is Combined, including share of partnership communities at 100%.

(b)  Physical occupancy at the beginning of the month.

(c)  Collected rent per occupied unit per month.








                                                     29

AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                                 RENTAL REVENUE GROWTH



The following graphs present monthly rental revenue for the first six months of 2002 in black, compared to monthly rental revenue for the twelve months of 2001 in gray.  Note that information shown is Combined, including partnership communities at 100%.


<LINE GRAPH REPRESENTING THE FOLLOWING>


ALL PROPERTIES
--------------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======


Aggregate portfolio rental revenue increased each month during the first quarter.  April weakened, followed by an up-tick in May, generating some optimism for the balance of the year.  However, June turned down dramatically to a level approximately equaling the results for January, causing concern over the ability to meet budget expectations for the balance of the year.





                                                     30

AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                     RENTAL REVENUE GROWTH - CONTINUED




<LINE GRAPH REPRESENTING THE FOLLOWING>


DALLAS
------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======


DALLAS, which represents 29% of total rental revenue for the six months, experienced moderate but increasing rental revenue growth each month during the first quarter.  April was essentially flat, and May experienced a modest decline; then June turned sharply and unexpectedly negative.  Job layoffs in the DFW area in the second quarter affected traffic and leasing, both of which were down 15% from 2Q/2001. Conversely, the number of residents leaving to buy homes increased.  Looking ahead, the biggest issues will be the lingering impact of the telecom slowdown in specific areas, the rebound of the airlines and a general return to positive job growth.






                                                     31


AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                     RENTAL REVENUE GROWTH - CONTINUED




<LINE GRAPH REPRESENTING THE FOLLOWING>


ATLANTA
-------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======




ATLANTA, which represents 22% of total rental revenue for the six months, experienced positive growth during the first quarter.  April and May experienced declines with the trend continuing through June.  As Atlanta's job growth continued to slip and a large number of new units entered lease-up, pressure on occupancy levels forced effective rents to fall.






                                                     32


AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                     RENTAL REVENUE GROWTH - CONTINUED




<LINE GRAPH REPRESENTING THE FOLLOWING>


CHICAGO
-------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======




CHICAGO, which represents 14% of total rental revenue for the six months, showed significant improvement in occupancy since the beginning of the year.  Although rents have been discounted, concessions have been reducing.
Job growth in Chicago was negative for the quarter on the trailing twelve months but turned positive vs. the first quarter.  After increasing sharply in the first quarter, traffic slowed sequentially during the second, although year to date ahead of last year.





                                                     33


AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                     RENTAL REVENUE GROWTH - CONTINUED




<LINE GRAPH REPRESENTING THE FOLLOWING>


AUSTIN
------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======




AUSTIN, which represents 12% of total rental revenue for the six months, is accepting a high level of new supply as a percentage of its inventory.  Although occupancy was up during the second quarter compared to a year earlier, increased concessions reduced its otherwise positive impact on revenue and the trend was negative each month since the upturn in February.






                                                     34


AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                     RENTAL REVENUE GROWTH - CONTINUED




<LINE GRAPH REPRESENTING THE FOLLOWING>


KANSAS CITY
-----------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======




KANSAS CITY, which represents 8% of total rental revenue for the six months, experienced positive growth each month this year through May, when it experienced a sharp downturn.  Occupancy has improved significantly over last year, but the change was obtained with the use of concessions.  Kansas City is generated positive job growth, although modest.






                                                     35


AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                     RENTAL REVENUE GROWTH - CONTINUED




<LINE GRAPH REPRESENTING THE FOLLOWING>


INDIANAPOLIS
------------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======




INDIANAPOLIS, which represents 6% of total rental revenue for the six months, experienced positive growth in rental revenue each month this year, except in April.  Occupancy improved from both the second quarter of last year and first quarter of this year.







                                                     36


AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                     RENTAL REVENUE GROWTH - CONTINUED




<LINE GRAPH REPRESENTING THE FOLLOWING>


HOUSTON
-------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======




HOUSTON, which represents 7% of total rental revenue for the six months, has continued to perform well and its economy has been stable, although the urban core continued to be impacted by Enron's failure.  Rental revenue increased each month this year with strong growth over last year.  In general, Houston's supply numbers remain under relative control, which is cushioning the impact of slowing job growth.






                                                     37


AMLI RESIDENTIAL                                                                        SAME COMMUNITY
                                                                     RENTAL REVENUE GROWTH - CONTINUED




<LINE GRAPH REPRESENTING THE FOLLOWING>


DENVER
------


                     FIRST SIX MONTHS OF 2002
       -------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun
          -----   ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======



                                           TWELVE MONTHS OF 2001
    ----------------------------------------------------------------------------------------------------
           Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
          -----   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Monthly
Rental
Revenues
         ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======




DENVER, AMLI's newest market, represents 2% of total rental revenue for the six months.  Rental revenue showed positive growth during the second quarter; however, this same store universe includes only one community, obviously not representative of the overall market.  Denver, like Atlanta, has a large supply of new units, both as a gross number and as a percentage of its inventory.  In addition, Denver continues to be impacted by the tech and telecom slowdowns.





                                                     38



AMLI RESIDENTIAL                                                                     COMPONENTS OF NOI
                                                                            THREE MONTHS ENDED JUNE 30
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                         Wholly-Owned Communities          Combined (g)                 at 100%
                        -------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

REVENUES
Same store
 communities (a). . . .   25,457   26,001    -2.1%   35,987   37,016    -2.8%   33,178   34,622    -4.2%
New communities (b) . .        0        0     0.0%      752      697     7.9%    2,647    2,430     8.9%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      550       94   483.5%    2,187      377   480.3%
Acquisition
 communities (c). . . .    3,338      969   244.5%    4,560    1,911   138.6%    2,566    1,455    76.4%
Communities sold/
 contributed to
 ventures (d) . . . . .        0    1,854  -100.0%       24    2,592   -99.1%    1,075    3,269   -67.1%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          28,796   28,824    -0.1%   41,873   42,310    -1.0%   41,653   42,153    -1.2%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========

EXPENSES
Same store
 communities (a). . . .   10,333   10,392    -0.6%   14,539   14,592    -0.4%   13,149   13,076     0.6%
New communities (b) . .        0        0     0.0%      262      205    27.7%      919      756    21.5%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      302       92   228.1%    1,203      368   226.6%
Acquisition
 communities (c). . . .    1,444      289   399.1%    1,889      635   197.5%      875      534    64.0%
Communities sold/
 contributed to
 ventures (d) . . . . .        0      840  -100.0%       30    1,101   -97.3%      622    1,327   -53.2%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          11,777   11,521     2.2%   17,023   16,625     2.4%   16,767   16,062     4.4%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========



                                                     39




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                            THREE MONTHS ENDED JUNE 30
                                                                                (Dollars in thousands)



                                                                                Partnership Communities
                         Wholly-Owned Communities          Combined (g)                 at 100%
                        -------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

NET OPERATING INCOME
Same store
 communities (a). . . .   15,125   15,609    -3.1%   21,448   22,425    -4.4%   20,029   21,546    -7.0%
New communities (b) . .        0        0     0.0%      490      492    -0.4%    1,728    1,674     3.3%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      247        2 12035.4%      984        9 11382.2%
Acquisition
 communities (c). . . .    1,894      680   178.7%    2,671    1,276   109.3%    1,691      921    83.6%
Communities sold/
 contributed to
 ventures (d) . . . . .        0    1,014  -100.0%       -6    1,492  -100.4%      453    1,942   -76.7%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          17,019   17,303    -1.6%   24,850   25,686    -3.3%   24,886   26,091    -4.6%
                        ======== ======== ========                   ======== ======== ======== ========

Cash flow preference
 and promote (e). . . .                                 915      566
                                                   -------- --------
   COMPANY'S SHARE OF
     NOI (f). . . . . .                              25,766   26,252

COMPANY'S SHARE OF
  OTHER, NET. . . . . .                                  39      156
                                                   -------- --------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA .                              25,804   26,408
                                                   ======== ========

COMPANY'S PERCENTAGE
 OF PARTNERSHIPS' NOI:
Before cash flow
 preferences (e). . . .                               31.5%    32.1%
Including cash flow
 preferences and
 other (f). . . . . . .                               35.1%    34.3%
                                                   ======== ========

                                                     40




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                            THREE MONTHS ENDED JUNE 30
                                                                                (Dollars in thousands)




Notes:

     (a)   Same store communities are communities that have had stabilized operations and were owned by the
           Company as of January 1, 2001.

     (b)   New communities are communities that were developed by the Company and began stabilized operations after January 1, 2001.

     (c)   Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2001.

     (d)   Reflects operations through the date of sale.  Prior to the date of contribution of the community to a joint venture, the operating results of such communities were disclosed under wholly-owned communities.

     (e)   The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.  See page 45.

     (f)   Based on Company's ownership share of each partnership's NOI.  Reflect only property operations.
           Excludes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 45.

     (g)   Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities.

















                                                     41


AMLI RESIDENTIAL                                                                     COMPONENTS OF NOI
                                                                              SIX MONTHS ENDED JUNE 30
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                         Wholly-Owned Communities          Combined (g)                 at 100%
                        -------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

REVENUES
Same store
 communities (a). . . .   51,049   51,474    -0.8%   72,064   73,298    -1.7%   66,166   68,629    -3.6%
New communities (b) . .        0        0     0.0%    1,498    1,325    13.0%    5,270    4,596    14.7%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      962      135   614.9%    3,820      538   609.5%
Acquisition
 communities (c). . . .    6,391    1,587   302.8%    8,555    3,138   172.6%    4,020    2,394    67.9%
Communities sold/
 contributed to
 ventures (d) . . . . .        0    4,098  -100.0%      168    5,563   -97.0%    2,908    6,466   -55.0%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          57,439   57,159     0.5%   83,247   83,459    -0.3%   82,184   82,624    -0.5%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========

EXPENSES
Same store
 communities (a). . . .   20,018   20,132    -0.6%   28,282   28,348    -0.2%   25,848   25,631     0.8%
New communities (b) . .        0        0     0.0%      523      469    11.5%    1,833    1,683     8.9%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      539      155   248.8%    2,144      618   246.9%
Acquisition
 communities (c). . . .    2,707      463   484.4%    3,508    1,008   247.9%    1,424      841    69.3%
Communities sold/
 contributed to
 ventures (d) . . . . .        0    1,743  -100.0%       92    2,266   -95.9%    1,423    2,691   -47.1%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          22,725   22,338     1.7%   32,945   32,247     2.2%   32,672   31,464     3.8%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========



                                                     42




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                              SIX MONTHS ENDED JUNE 30
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                         Wholly-Owned Communities          Combined (g)                 at 100%
                        -------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

NET OPERATING INCOME
Same store
 communities (a). . . .   31,030   31,343     0.0%   43,782   44,950     0.0%   40,319   42,998     0.0%
New communities (b) . .        0        0     0.0%      975      856    13.9%    3,437    2,913    18.0%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      423      -20 -2204.4%    1,675      -80 -2198.1%
Acquisition
 communities (c). . . .    3,684    1,123   227.9%    5,047    2,130   137.0%    2,595    1,553    67.1%
Communities sold/
 contributed to
 ventures (d) . . . . .        0    2,355  -100.0%       76    3,297   -97.7%    1,485    3,776   -60.7%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------
                          34,714   34,821    -0.3%   50,302   51,212    -1.8%   49,511   51,160    -3.2%
                        ======== ======== ========                   ======== ======== ======== ========

Cash flow preference
 and operating
 promote (e). . . . . .                               1,537    1,103
                                                   -------- --------
   COMPANY'S SHARE OF
     NOI (f). . . . . .                              51,839   52,315

COMPANY'S SHARE OF
  OTHER, NET. . . . . .                                  -1      153
                                                   -------- --------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA .                              51,838   52,468
                                                   ======== ========

COMPANY'S PERCENTAGE
 OF PARTNERSHIPS' NOI:
Before cash flow
 preferences (e). . . .                               31.5%    32.0%
Including cash flow
 preferences and
 other (f). . . . . . .                               34.6%    34.2%
                                                   ======== ========


                                                     43




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                              SIX MONTHS ENDED JUNE 30
                                                                                (Dollars in thousands)




Notes:

     (a)   Same store communities are communities that have had stabilized operations and were owned by the
           Company as of January 1, 2001.

     (b)   New communities are communities that were developed by the Company and began stabilized operations after January 1, 2001.

     (c)   Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2001.

     (d)   Reflects operations through the date of sale.  Prior to the date of contribution of the community to a joint venture, the operating results of such communities were disclosed under wholly-owned communities.

     (e)   The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.  See page 45.

     (f)   Based on Company's ownership share of each partnership's NOI.  Reflect only property operations.
           Excludes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 45.

     (g)   Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities.

















                                                     44

AMLI RESIDENTIAL                        CO-INVESTMENT COMPENSATION
                                            (Dollars in thousands)



                                                Three Months Ended
                                                     June 30,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------
FEE INCOME (a)

Acquisition fees (a). . . . . . . . . . . . . $      401       --
Asset management fees (b) . . . . . . . . . .        118         141
Disposition fees (c). . . . . . . . . . . . .        239       --
Debt/equity placement fees. . . . . . . . . .      --          --
Development fees (a). . . . . . . . . . . . .        502         288
Other . . . . . . . . . . . . . . . . . . . .      --          --
                                              ----------  ----------
                                                   1,260         429
                                              ----------  ----------
SHARE OF CASH FLOW (d)

Promoted interest from operating cash flow. .        170          27
Cash flow preferences (e) . . . . . . . . . .        745         538
                                              ----------  ----------
                                                     915         566
                                              ----------  ----------

    TOTAL . . . . . . . . . . . . . . . . . . $    2,175         995
                                              ==========  ==========


                                                  Six Months Ended
                                                      June 30,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------
FEE INCOME (a)

Acquisition fees (a). . . . . . . . . . . . . $      401         118
Asset management fees (b) . . . . . . . . . .        247         284
Disposition fees (c). . . . . . . . . . . . .        239       --
Debt/equity placement fees. . . . . . . . . .      --            112
Development fees (a). . . . . . . . . . . . .        960         539
Other . . . . . . . . . . . . . . . . . . . .        110       --
                                              ----------  ----------
                                                   1,957       1,053
                                              ----------  ----------
SHARE OF CASH FLOW (d)

Promoted interest from operating cash flow. .        276          53
Cash flow preferences (e) . . . . . . . . . .      1,261       1,050
                                              ----------  ----------
                                                   1,537       1,103
                                              ----------  ----------

    TOTAL . . . . . . . . . . . . . . . . . . $    3,494       2,156
                                              ==========  ==========

AMLI RESIDENTIAL            CO-INVESTMENT COMPENSATION - CONTINUED
                                            (Dollars in thousands)



Notes:

     (a) Acquisition, debt/equity placement and development fees are shown net of elimination of Company's share. Property management, construction and certain asset management fees are earned by the Company's subsidiaries. See page 47.

     (b) Asset management fees are shown at 100%. The Company's share of partnerships' EBITDA is reduced by its share of this fee.

     (c) Disposition fees are shown at 100% as reported gains on sale have been reduced for this cost.

     (d)   See pages 40 and 43.

     (e) The Company receives compensation from certain partnerships in the form of a preferential distribution of cash flow.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                                Three Months Ended
                                                      June 30,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------

REVENUES
Property management fees (a). . . . . . . . . $    2,702       2,528
General contractor revenues, net (b). . . . .        603         701
Gross profit - corporate homes (c). . . . . .        399         429
Other income. . . . . . . . . . . . . . . . .        267         (47)
                                              ----------  ----------
                                                   3,972       3,612
                                              ----------  ----------
OPERATING EXPENSES
Property management . . . . . . . . . . . . .      2,447       2,242
Corporate homes . . . . . . . . . . . . . . .        253         248
General contractor. . . . . . . . . . . . . .        519         511
                                              ----------  ----------
                                                   3,218       3,002
                                              ----------  ----------

EBITDA. . . . . . . . . . . . . . . . . . . .        754         610

Gain (loss) on land sales . . . . . . . . . .         (4)       (194)

Interest expense. . . . . . . . . . . . . . .       (463)       (277)
Depreciation and amortization . . . . . . . .       (754)       (638)
Taxes . . . . . . . . . . . . . . . . . . . .        178          52
                                              ----------  ----------

NET INCOME (LOSS) . . . . . . . . . . . . . .       (290)       (447)

Eliminations, interest and other. . . . . . .       (205)        439
                                              ----------  ----------

SHARE OF INCOME (LOSS) FROM
  SERVICE COMPANIES (D) . . . . . . . . . . . $     (495)         (7)
                                              ==========  ==========


Notes:

     (a)   Includes a 3% fee from wholly-owned communities.

     (b) General contractor revenues are shown net of gross billings and payments to subcontractors.

     (c) Gross revenues from customers less payments to communities and cost of sales.

     (d)   See Company's Consolidated Statements of Operations.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                                 Six Months Ended
                                                     June 30,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------

REVENUES
Property management fees (a). . . . . . . . . $    5,393       5,031
General contractor revenue, net (b) . . . . .      1,237       1,217
Gross profit - corporate homes (c). . . . . .        745         733
Other income. . . . . . . . . . . . . . . . .        388         142
                                              ----------  ----------
                                                   7,763       7,123
                                              ----------  ----------
OPERATING EXPENSES
Property management . . . . . . . . . . . . .      4,955       4,656
Corporate homes . . . . . . . . . . . . . . .        495         476
General contractor. . . . . . . . . . . . . .      1,068       1,017
                                              ----------  ----------
                                                   6,518       6,149
                                              ----------  ----------

EBITDA. . . . . . . . . . . . . . . . . . . .      1,245         974

Gain (loss) on land sales . . . . . . . . . .        (77)        194

Interest expense. . . . . . . . . . . . . . .       (873)       (975)
Depreciation and amortization . . . . . . . .     (1,470)     (1,213)
Taxes . . . . . . . . . . . . . . . . . . . .        446         397
                                              ----------  ----------

NET INCOME (LOSS) . . . . . . . . . . . . . .       (729)       (623)

Eliminations, interest and other. . . . . . .        (98)         34
                                              ----------  ----------

SHARE OF INCOME (LOSS) FROM
  SERVICE COMPANIES (D) . . . . . . . . . . . $     (827)       (589)
                                              ==========  ==========


Notes:

     (a)   Includes a 3% fee from wholly-owned communities.

     (b) General contractor revenues are shown net of gross billings and payments to subcontractors.

     (c) Gross revenues from customers less payments to communities and cost of sales.

     (d)   See Company's Consolidated Statements of Operations.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED FINANCIAL POSITION
-------------------------------------


                                             June 30,   December 31,
                                              2002         2001
                                            ----------  ------------

ASSETS:
Receivables (a) . . . . . . . . . . . . .   $    9,327         9,136
Land held for sale (b). . . . . . . . . .       15,653         4,951
Building and equipment, net (c) . . . . .       11,258        10,847
Other . . . . . . . . . . . . . . . . . .        9,090         9,911
                                            ----------    ----------

    TOTAL ASSETS. . . . . . . . . . . . .   $   45,328        34,845
                                            ==========    ==========

LIABILITIES
Due to the Company. . . . . . . . . . . .   $   29,287        17,311
Bank debt . . . . . . . . . . . . . . . .       14,000        14,000
Other . . . . . . . . . . . . . . . . . .        4,412         5,733
                                            ----------    ----------
    TOTAL LIABILITIES . . . . . . . . . .   $   47,699        37,044
                                            ==========    ==========

EQUITY (DEFICIT). . . . . . . . . . . . .   $   (2,371)       (2,199)

Eliminations and other. . . . . . . . . .         (774)           49
Due to Company (above). . . . . . . . . .       29,287        17,311
                                            ----------    ----------
Investment in and receivables from
  the Service Companies . . . . . . . . .   $   26,141        15,161
                                            ==========    ==========




Notes:

     (a)   Primarily fee income from affiliates.

     (b)   Represents non-apartment land holdings.

     (c) Includes $8,384 in capitalized computer hardware and software cost, of which approximately $6,500 (including $800 of internal costs) was incurred in 2001. Amounts are generally amortized over five years.


AMLI RESIDENTIAL                                                                STABILIZED COMMUNITIES
                                                                                         June 30, 2002

                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------

DALLAS/
FT. WORTH, TX
-------------
AMLI:
 at Bent Tree        100%       Dallas, TX               1997 1996/2000        500            Same Store
 at Bishop's Gate    100%       Plano, TX                1997      1997        266            Same Store
 at Breckinridge
  Point               45%       Richardson, TX           2000      1999        440            Same Store
 at Bryan Place       48%       Dallas, TX               2002      1999        420            Acquisition
                                                                                              Community
 at Chase Oaks       100%       Plano, TX                1994      1986        250            Same Store
 at Deerfield         25%       Plano, TX           Developed      2000        240            Same Store
 at Fossil Creek      25%       Ft. Worth, TX       Developed      1998        384            Same Store
 on Frankford         45%       Dallas, TX               2000      1998        582            Same Store
 at Gleneagles       100%       Dallas, TX               1998   1987/97        590            Same Store
 on the Green        100%       Ft. Worth, TX            1994   1990/93        424            Same Store
 at Nantucket        100%       Dallas, TX               1988      1986        312            Same Store
 of North Dallas     100%       Dallas, TX            1989/90   1985/86      1,032            Same Store
 at Oak Bend          40%       Dallas, TX               1999      1997        426            Same Store
 on the Parkway       25%       Dallas, TX          Developed      1999        240            Same Store
 at Prestonwood
  Hills               45%       Dallas, TX               1999      1997        272            Same Store
 at Shadow Ridge     100%       Flower Mound, TX         2001      2000        222            Acquisition
                                                                                              Community
 at Stonebridge
  Ranch              100%       McKinney, TX             2001      2001        250            Acquisition
                                                                                              Community
 on Timberglen        40%       Dallas, TX               1990      1985        260            Same Store
 Upper West Side     100%       Ft. Worth, TX            2002      2001        194            Acquisition
                                                                                              Community
 at Valley Ranch     100%       Irving, TX               1990      1985        460            Same Store
 at Verandah          35%       Arlington, TX            1997   1986/91        538            Same Store
                                                                            ------    ------
                                                                             8,302     29.3%
                                                                            ------    ------




                                                     50




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
ATLANTA, GA
------------
AMLI:
 at Barrett Lakes     35%       Kennesaw, GA        Developed      1997        446            Same Store
 at Clairmont        100%       Atlanta, GA              1988      1988        288            Same Store
 at Killian Creek    100%       Snellville, GA      Developed      1999        256            Same Store
 at Lost Mountain     75%       Paulding County,
                                GA                  Developed      2000        164            Same Store
 at Mill Creek        25%       Gwinnett County, GA Developed      2001        400            New Community
 at Northwinds        35%       Alpharetta, GA      Developed      1999        800            Same Store
 at Park Bridge       25%       Alpharetta, GA      Developed      2000        352            New Community
 at Park Creek       100%       Gainesville, GA     Developed      1998        200            Same Store
 at Peachtree City    20%       Fayette County, GA  Developed      1998        312            Same Store
 at River Park        40%       Norcross, GA        Developed      1997        222            Same Store
 at Spring Creek     100%       Atlanta, GA         Developed   1985/86
                                                                 /87/89      1,180            Same Store
 at Towne Creek      100%       Gainesville, GA     Developed      1989        150            Same Store
 at Vinings          100%       Smyrma, GA            1992/97      1985        360            Same Store
 at West Paces       100%       Atlanta, GA              1993      1992        337            Same Store
 at Willeo Creek      30%       Roswell, GA              1995      1989        242            Same Store
 at Windward Park     45%       Alpharetta, GA           1999      1999        328            Same Store
                                                                            ------    ------
                                                                             6,037     21.3%
                                                                            ------    ------

CHICAGO, IL
-----------
AMLI:
 at Chevy Chase       33%       Buffalo Grove, IL        1996      1988        592            Same Store
 at Danada Farms      10%       Wheaton, IL              1997   1989/91        600            Same Store
 at Fox Valley        25%       Aurora, IL          Developed      1998        272            Same Store
 at Oakhurst North    25%       Aurora, IL          Developed      2000        464            Same Store
 at Osprey Lake       69%       Gurnee, IL               2001   1997/99        483            Acquisition
                                                                                              Community
 at Poplar Creek     100%       Schaumburg, IL           1997      1985        196            Same Store
 at St. Charles       25%       St. Charles, IL     Developed      2000        400            Same Store
 at Windbrooke        15%       Buffalo Grove, IL        1995      1987        236            Same Store
                                                                            ------    ------
                                                                             3,243     11.4%
                                                                            ------    ------



                                                     51




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
AUSTIN, TX
----------
AMLI:
 in Great Hills      100%       Austin, TX               1991      1985        344            Same Store
 at Lantana Ridge    100%       Austin, TX               1997      1997        354            Same Store
 at Monterey Oaks     25%       Austin, TX          Developed      2000        430            Same Store
 at Scofield Ridge    45%       Austin, TX               2000      2000        487            Same Store
 at StoneHollow      100%       Austin, TX               2000      1997        606            Same Store
 at Wells Branch      25%       Austin, TX          Developed      1999        576            Same Store
                                                                            ------    ------
                                                                             2,797      9.9%
                                                                            ------    ------

KANSAS CITY, KS
---------------
AMLI:
 at Centennial Park  100%       Overland Park, KS        1998      1997        170            Same Store
 Creekside            25%       Overland Park, KS   Developed      2000        224            Same Store
 at Lexington Farms  100%       Overland Park, KS        1998      1998        404            Same Store
 at Regents Center   100%       Overland Park, KS        1994   1991/95
                                                                    /97        424            Same Store
 at Regents Crest     25%       Overland Park, KS        1997 1997/2000        476            Same Store
 at Summit Ridge      30%       Lees Summit, MO     Developed      2001        432            New Community
 at Town Center      100%       Overland Park, KS        1997      1997        156            Same Store
 at Wynnewood Farms   25%       Overland Park, KS   Developed      2000        232            Same Store
                                                                            ------    ------
                                                                             2,518      8.9%
                                                                            ------    ------

INDIANAPOLIS, IN
----------------
AMLI:
 at Castle Creek      40%       Indianapolis, IN    Developed      2000        276            New Community
 at Conner Farms     100%       Fishers, IN              1997      1993        300            Same Store
 at Eagle Creek      100%       Indianapolis, IN         1998      1998        240            Same Store
 at Lake Clearwater   25%       Indianapolis, IN    Developed      1999        216            Same Store
 at Riverbend        100%       Indianapolis, IN      1992/93   1983/85        996            Same Store
 on Spring Mill
  (residual)          20%       Carmel, IN               1999      1999        400            Other
                                                                            ------    ------
                                                                             2,428      8.6%
                                                                            ------    ------

                                                     52




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
HOUSTON, TX
-----------
AMLI:
 at Greenwood Forest  15%       Houston, TX              1995      1995        316            Same Store
 at the Medical
  Center             100%       Houston, TX              2001      2000        334            Acquisition
                                                                                              Community
 Midtown              45%       Houston, TX              2000      1998        419            Same Store
 Towne Square         45%       Houston, TX              2000      1999        380            Same Store
 at Western Ridge    100%       Houston, TX              2000      2000        318            Same Store
                                                                            ------    ------
                                                                             1,767      6.2%
                                                                            ------    ------
DENVER, CO
----------
AMLI:
 at Lowry Estates     50%       Denver, CO               2000      2000        414            Same Store
 at Gateway Park     100%       Denver, CO               2000      2000        328            Acquisition
                                                                                              Community
 at Park Meadows      25%       Littleton, CO            2002      2001        518            Acquisition
                                                                            ------    ------  Community
                                                                             1,260      4.4%
                                                                            ------    ------
TOTAL                                                                       28,352    100.0%
                                                                            ======    ======


Note:

     (a)   Based on number of apartment homes.











                                                     53


AMLI RESIDENTIAL                                                                   DEVELOPMENT SUMMARY
                                                                                         June 30, 2002
                                                                                (Dollars in thousands)


                                        Number
                               Percen-   of     Con-            Anti-   Anti-   Number of
                               tage of  Apart-  struc-  First   pated   pated   Apartment Percent  Percent
                               Owner-   ment    tion    Units   Comple- Stabil-   Homes   Complete Leased
Market/Community  Submarket    ship     Homes  Started Occupied tion    ization Delivered   (a)      (b)
----------------  ---------    -------  ------ ------- -------- ------- ------- --------- -------- -------
ATLANTA, GA
-----------
AMLI:
 at Kedron
  Village         Peachtree
                  City, GA         20%     216   3Q/00    3Q/01   2Q/02   4Q/02       216     100%     77%
 at Milton Park   Alpharetta,
                  GA               25%     461   4Q/00    1Q/02   1Q/03   4Q/03       109      59%     26%
 at Barrett Walk  Kennesaw, GA     25%     310   4Q/01    3Q/02   2Q/03   1Q/04        --      28%      NA

HOUSTON, TX
-----------
AMLI at
 Kings Harbor     Lake Houston,
                  TX               25%     300   2Q/00    1Q/01   4Q/01   3Q/02       300     100%     87%

AUSTIN, TX
----------
AMLI Downtown
 Austin, Block    Austin, TX      100%     220   2Q/02    1Q/04   3Q/04   4Q/04        --       1%      NA

KANSAS CITY, KS
---------------
AMLI at
 Cambridge Square Overland Park,
                  KS               30%     408   3Q/00    3Q/01   2Q/02   2Q/03       290      96%     55%

INDIANAPOLIS, IN
----------------
AMLI Carmel
 Center           Carmel, IN      100%     322   2Q/01    2Q/02   2Q/03   3Q/03        37      53%      3%






                                                     54




AMLI RESIDENTIAL                                                       DEVELOPMENT SUMMARY - CONTINUED
                                                                                (Dollars in thousands)



                                        Number
                               Percen-   of     Con-            Anti-   Anti-   Number of
                               tage of  Apart-  struc-  First   pated   pated   Apartment Percent  Percent
                               Owner-   ment    tion    Units   Comple- Stabil-   Homes   Complete Leased
Market/Community  Submarket    ship     Homes  Started Occupied tion    ization Delivered   (a)      (b)
----------------  ---------    -------  ------ ------- -------- ------- ------- --------- -------- -------

CHICAGO, IL
-----------
AMLI at
 Seven Bridges    Woodridge, IL    20%     520   3Q/01    4Q/02   4Q/03   4Q/04        --      42%     N/A
                                         -----
    Total                                2,757
                                         =====



Notes:

     (a)  Represents costs to date divided by Total Development Costs.

     (b)  Represents number of leased apartments (not necessarily occupied) divided by the Number of
          Apartment Homes Delivered.





















                                                     55

AMLI RESIDENTIAL                                                                   DEVELOPMENT SUMMARY
                                                                                         June 30, 2002
                                                                                (Dollars in thousands)


                                                Joint
                                               Venture      Company's Share of Required Equity Capital
                                              Partners'  ----------------------------------------------
                     Total         Fully       Equity
                    Development    Funded      Capital                 Funded      Balance
Market/Community     Costs (c)     Debt (d)      (e)         Total     to Date     of 2002       2003
----------------    -----------   ----------  ---------    --------    --------   ----------   --------
ATLANTA, GA
-----------
AMLI:
 at Kedron Village    $ 20,200       --         16,160       4,040         200      3,840(e)     --
 at Milton Park         35,000       --         26,250       8,750       5,685      2,400          665
 at Barrett Walk        22,500       --         16,875       5,625       2,056      1,900        1,669

HOUSTON, TX
-----------
AMLI at
 Kings Harbor           19,800       --         14,850       4,950       4,900         50

AUSTIN, TX
----------
AMLI
 Downtown Austin        50,900       --          --         50,900      12,273      5,815       32,812

KANSAS CITY, KS
---------------
AMLI at
 Cambridge Square       32,200       --  (f)    22,540       9,660       9,270        390

INDIANAPOLIS, IN
----------------
AMLI
 Carmel Center          28,400       --          --         28,400      17,024      6,597        4,779

CHICAGO, IL
AMLI at
 Seven Bridges          82,200     60,000(g)    17,760       4,440       3,220      --           2,420
                      --------    -------      -------     -------     -------    -------      -------

TOTAL                 $291,200     60,000      114,435     116,765      54,628     20,992       42,345
                      ========    =======      =======     =======     =======    =======      =======



                                                     56




AMLI RESIDENTIAL                                                       DEVELOPMENT SUMMARY - CONTINUED
                                                                                         June 30, 2002
                                                                                (Dollars in thousands)



Notes:

     (a)   Based on the percentage of Construction Complete to date.

     (b)   Represents number of leased apartments (not necessarily occupied) divided by the total Number of Apartment Homes.

     (c)   Includes anticipated costs of development and initial lease-up, of which certain amounts may not be capitalized.

     (d)   Represents anticipated fully funded permanent loan, which will encumber the property upon completion and stabilization.

     (e)   Property is currently subject to a construction financing, which is anticipated to be paid off at completion.

     (f)   Upon stabilization, the partnership will obtain a permanent loan for approximately 65% of total costs.

     (g)   The partnership has obtained a commitment to fund a 7.25%, 7-year permanent loan upon completion of development.



The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 and Section
21 E of the Securities Exchange Act of 1934.  The projections in this table that are not historical facts are forward-looking statements.  Risks associated with the Company's development, construction and lease-up activities, which could impact the forward looking statements may include: development opportunities may be abandoned; construction costs of a community may exceed original estimates, possibly making the community uneconomical; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs of improvements to bring an acquired community up to the standards established for the market position intended for that community may prove inaccurate.













                                                     57

AMLI RESIDENTIAL                 LAND HELD FOR DEVELOPMENT OR SALE
                                                     June 30, 2002



                                                        Number of
                                                        Apartment
Market/Community               Submarket                  Homes
----------------               ---------                ---------

AUSTIN, TX
----------
AMLI at:
 Anderson Mill                 Northwest Austin              520
 Parmer Park                   North Austin                  480

FORT WORTH, TX
--------------
AMLI at
 Mesa Ridge                    North Fort Worth              460

DALLAS, TX
----------
AMLI at
 Vista Ridge                   Lewisville, TX                340

HOUSTON, TX
-----------
AMLI at
 Champions II                  Northwest Houston             288

KANSAS CITY, KS
---------------
AMLI at:
 Lexington Farms -
  Phase II                     Overland Park                 104
 Westwood Ridge                Overland Park                 428
                                                          ------

    Total                                                  2,620
                                                          ======





























                                  58